                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 Amendment No. 1

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              SPDR(R) Series Trust
             (Exact name of registrant as specified in its charter)

              Massachusetts                                 See Below
       (State of incorporation or                (I.R.S. Employer Identification
              organization)                                  number)

       One Lincoln Street, Boston,                            02111
              Massachusetts                                 (Zip Code)
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

             TITLE OF EACH CLASS                                             I.R.S. EMPLOYER
               TO BE REGISTERED                         EXCHANGE          IDENTIFICATION NUMBER
             -------------------                -----------------------   ---------------------
     SPDR(R) Lehman 1-3 Month T-Bill ETF        American Stock Exchange        20-8599062

SPDR(R) Lehman Intermediate Term Treasury ETF   American Stock Exchange        20-8600499

    SPDR(R) Lehman Long Term Treasury ETF       American Stock Exchange        20-8600546

      SPDR(R) Barclays Capital TIPS ETF         American Stock Exchange        20-8600606

      SPDR(R) Lehman Aggregate Bond ETF         American Stock Exchange        20-8600831

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: [ ]

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Securities Act registration statement file number to which this form relates:
333-57793

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant's Securities to be Registered

This Form 8-A/A is being filed for the purpose of changing the name of the registrant (the "Trust" or "Registrant") from "streetTRACKS(R) Series Trust" to "SPDR(R) Series Trust." The Trust, on behalf of each of the fixed income investment portfolios (the "Funds") set forth in the table on the preceding page (the "Table"), has previously registered the shares of beneficial interest ("Shares") of the Funds pursuant to Section 12(b) of the Exchange Act pursuant to a previously filed Form 8-A ("Registrant's Form 8-A"). None of the information set forth in the Table has changed from the Registrant's Form 8-A as previously filed as a result of the Trust's name change.

A description of the Shares is set forth in the Registrant's Registration Statement on Form N-1A (Commission File Nos. 333-57793; 811-08839), which description is incorporated herein by reference as filed with the Securities and Exchange Commission ("Registration Statement"). Supplements to the Trust's Registration Statement with respect to the Trust's name change are also incorporated herein by reference, as filed with the Securities and Exchange Commission on August 1, 2007.

Item 2. Exhibits

(a)(1) Registrant's First Amended and Restated Declaration of Trust, incorporated herein by reference to Exhibit (a) to the Registration Statement.

(a)(2) Registrant's Amendment to the First Amended and Restated Declaration of Trust is filed herewith.

(b) Registrant's Amended and Restated Bylaws, incorporated herein by reference to Exhibit (b) to the Registration Statement.

(c)    Registrant's Form of Global Certificate is filed herewith.

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                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed in the City of Boston and Commonwealth of Massachusetts on the 1st day of August, 2007.


By: /s/ Ryan M. Louvar
    ---------------------------------
    Ryan M. Louvar
    Assistant Secretary